                                                 EXHIBIT 10.07(a)

               RESOLUTIONS OF THE BOARD OF DIRECTORS
                          ADOPTING THE
                        FIRST AMENDMENT TO
            EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                                OF
                       OLD NATIONAL BANCORP

        (As Amended and Restated Effective January 1, 1989)


  WHEREAS, the Company maintains the Employees' Savings and Profit Sharing Plan of Old National Bancorp ("Plan") which became effective January 1, 1983, and which was last amended in its entirety effective January 1, 1989;

  NOW, THEREFORE, BE IT RESOLVED, that pursuant to the power reserved to the Board by Section 11.01 of the Plan, the Plan be, and hereby is, amended effective January 1, 1995, in the following particulars:

  1.  Section 2.15 is amended to read as follows:

      2.15 Employee means any person who is employed by and receives Plan Compensation from an Employer or any person employed by the Employer who is on an approved Leave of Absence, but shall exclude Leased Employees.

  2.  Section 2.33 is amended to read as follows:

      2.33 Plan Compensation means, with respect to each Participant for the most recent calendar year, his basic compensation (including regular pay, overtime, paid hours not worked, holiday pay, vacation pay, sick pay, jury duty, bereavement, short-term disability, commissions, any other amounts so determined by the company, and any amount which would have otherwise been basic compensation, except that a Participant is contributing such amount to a qualified plan under a salary reduction agreement as provided under Code Section 401(k) and amounts contributed pursuant to a salary reduction agreement to a plan provided under Code Section 125) for each calendar year. For purposes of this Section, only amounts paid for pay periods ending during the period in which he is actively participating in the Plan shall be considered Plan Compensation.

           Plan Compensation shall not include any amounts in excess of $150,000, as adjusted pursuant to Code
           Section 401(a)(17).

           The family unit of an Employee (including the Highly Compensated Employee, his/her spouse and any lineal descendants who have not attained age 19 before the end of the year), subject to the family aggregation rules of Code Section 414(q)(6), will be treated as a single Employee for purposes of the $150,000 limit. This limit will be prorated among the affected individuals in proportion to each individual's compensation as determined under this Section prior to the application of this limitation.

  3.  New Section 2.45 is added to read as follows:

      2.45 Leased Employee means any person (other an employee of the recipient) who provides services to the recipient if such services are provided pursuant to an agreement between the recipient and any other person ("leasing organization"), such person has performed such services for the recipient (or for the recipient and any related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of one
           (1) year, and such services are of a type historically performed by employees in the business field of the recipient employer.

  4.  Subsection 3.02(b) is amended to read as follows:

           (b) The Participation Date of an Employee who does not satisfy the eligibility requirements set forth in Section 3.01 on the Effective Date shall be the first day of the first month following the date as of which the foregoing eligibility requirement was first satisfied, and contributions shall be calculated beginning with the first payroll period ending after said date.

  5.  Section 3.02(d) is amended to read as follows:

           (d) Each Employee of a Participating Employer who was not a participant in a plan maintained by his Employer prior to such Participating Employer's Entrance Date, shall become a participant in this Plan on the first day of the month coincident with or next following the date as of which he completes the eligibility requirements specified in Section 3.01, and contributions shall be calculated beginning with the first payroll period ending after said date.

  6.  Section 5.05 is amended to read as follows:

      Allocation of Trust Fund Income and/or Loss. As of each Allocation Date, Trust Fund income or loss since the last preceding allocation date shall be allocated to the Participant Account of each category of Participant described in Section 3.03. In determining the Trust Fund income and/or loss, the amount of any segregated Trust Fund assets shall be disregarded. Any operational or maintenance expenses of the Plan paid from Trust Fund assets shall be taken into account in determining Trust Fund income and/or loss.

      After the Trust Fund income or loss has been determined, it shall be allocated to the Participant Account of each Participant eligible to receive an allocation in an amount which bears the same ratio to the total amount of Trust Fund income or loss as the balance in each affected Participant Account bears to the sum of the balance in all affected Participant Accounts, determined as of the immediately preceding Allocation Date (as reduced by any distribution of each affected Participant s nonforfeitable Accrued Benefit during the Plan Year). Additionally, the Plan Administrator shall give appropriate weight to the amount of any Salary Reduction Contributions and to the date as of which any such contributions were made to the Trust Fund in determining the amount of any Trust Fund income or loss to be allocated to the Participant Account of an affected Participant.

      The amount of any segregated Trust Fund assets shall be allocated any appropriate income or loss, as determined by the performance of those assets since the immediately preceding Allocation Date. As of the date that the amount of any segregated Trust Fund assets becomes finally distributable to a Participant or Beneficiary, any income or loss on those segregated assets accumulated since the immediately preceding Allocation Date shall be allocated and paid as part of such final distribution.

  7.  Subsection 6.01(a) is amended to read as follows:

      6.01 Retirement Benefit Determination.

           (a) A Participant's normal retirement benefit or disability retirement benefit is the value of his or her nonforfeitable Accrued Benefit determined as of the monthly valuation date coincident with or immediately following the later of (i) the Participant's Normal Retirement Date or Disability Retirement Date, whichever is applicable under the circumstances, or (ii) the end of the last payroll period following the dates in (i) for which the Participant is paid.

  8.  Section 6.05 is amended to read as follows:

      6.05 Severance Benefit Determination. A Participant's severance benefit is the value of his or her nonforfeitable Accrued Benefit determined as of the monthly valuation date coincident with or immediately following the later of (i) the Participant's Severance Date or (ii) the end of the last payroll period following the dates in (i) for which the Participant is paid. The severance benefit shall include any Salary Reduction Contributions accrued on behalf of the affected Participant but not yet paid into the Trust Fund as of the Severance Date, plus any Trust Fund income or loss allocable determination date. In the event a Participant is eligible to, and elects to, defer distribution of his or her benefit or to receive his or her benefit in the form of installment payments, his Participation Account will remain in the Trust Fund and will continue to share in the allocation of Trust income or loss during the monthly valuation date preceding his or her distribution date.

  9.  Subsection 6.10(a) is amended to read as follows:

      6.10 Death Benefit

           (a) In the event that a Participant dies prior to receipt of a normal retirement benefit, a disability retirement benefit or a severance benefit, his or her Beneficiary shall be entitled to a death benefit. The death benefit is the value of the Participant's nonforfeitable Accrued Benefit determined as of the monthly valuation date coincident with or immediately following the later of (i) his or her date of death or (ii) the end of the last payroll period following the dates in (i) for which the Participant is paid.

  IT IS FURTHER RESOLVED, that the appropriate officers of the Company be, and they hereby are, severally authorized to take any action they deem necessary or desirable to effectuate the foregoing resolutions; and

  IT IS FURTHER RESOLVED, that this Amendment shall be evidenced by copy of these resolutions which are made a part of the minutes and that a copy hereof is to be promptly delivered to the Trustee by an officer of the Company; and

  IT IS FURTHER RESOLVED, that the appropriate officers of the Company be, and they hereby are, severally authorized and empowered, for an on behalf of the Company, to execute, deliver, and file such documents, certificates and other writing and to take such additional action as, in their discretion, may be necessary or appropriate to carry out the intent and purpose of this and the foregoing resolutions.